Supplement to Prospectus Supplement dated February 24, 2006
 (To Prospectus dated February 7, 2006)

                                 $800,000,000
                                 (Approximate)

                    CWHEQ Revolving Home Equity Loan Trust,
                                 Series 2006-A
                                Issuing Entity

         Revolving Home Equity Loan Asset Backed Notes, Series 2006-A
                                  CWHEQ, Inc.
                                   Depositor

                            [LOGO] Countrywide (R)
                            ----------------------
                                  HOME LOANS

                     Sponsor, Seller, and Master Servicer

     This Supplement revises the Prospectus Supplement dated February 24, 2006 to the Prospectus dated February 7, 2006 with respect to the above-captioned notes as follows:

     1. The first sentence under the heading "Static Pool Data" on page S-49 is deleted in its entirety and replaced with the following sentence:

     Certain static pool data with respect to the delinquency, cumulative loss, and prepayment data for Countrywide is available online at http://www.countrywidedealsdata.com?CWDD=03200603.

     2. The first paragraph under the heading "Ratings" on page S-95 is removed in its entirety.

                      Countrywide Securities Corporation

                  The date of the Supplement is April 3, 2005